EXHIBIT 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-43309) of Unocal Corporation of our report, dated June 18, 2004, relating to the financial statements of the Molycorp, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.




/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
June 28, 2004